Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2011 Stock Option and Incentive Plan of Tranzyme, Inc. of our report dated February 29, 2012, with respect to the consolidated financial statements of Tranzyme, Inc. included in its Annual Report (10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina

June 28, 2012